                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       AMERICAN ONCOLOGY RESOURCES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                       AMERICAN ONCOLOGY RESOURCES, INC.
                       16825 NORTHCHASE DRIVE, SUITE 1300
                             HOUSTON, TEXAS  77060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

     As a stockholder of American Oncology Resources, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on May 14, 1998, at 9:00 a.m., for the following purposes:

1. To elect ten directors for one-year terms or until their successors are duly elected and qualified;

2. To consider and act upon a proposal to approve amendments to the Company's 1993 Non-Employee Director Stock Option Plan, as amended;

3. To consider and act upon a proposal to approve an amendment to the Company's 1993 Key Employee Stock Option Plan, as amended;

4. To consider and act upon a proposal to ratify the appointment of the Company's independent accountants, Price Waterhouse LLP; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at the Annual Meeting.

          You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, THE COMPANY DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder at any time prior to its use as specified in the enclosed proxy statement.


                              BY ORDER OF THE BOARD OF DIRECTORS,



                              LEO E. SANDS
                              SECRETARY


Houston, Texas
April 16, 1998

                       AMERICAN ONCOLOGY RESOURCES, INC.


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998



To Our Stockholders:

          This Proxy Statement is furnished to stockholders of American Oncology Resources, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment or adjournments thereof.

          The accompanying proxy is solicited by the Board of Directors of the Company, to be voted at the Annual Meeting. All shares represented by a properly completed and executed proxy will be voted at the Annual Meeting in accordance with the specifications set forth therein. If no contrary specification is made, all shares represented by an executed proxy will be voted for the nominees for the Board of Directors named therein and for the approval of the other proposals identified therein. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by you at any time before it is exercised by giving notice to the Secretary of the Company, or by giving a later proxy or voting in person at the Annual Meeting.

          In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may aid in such solicitation by personal contact, telephone and telecopy. Georgeson & Company Inc., a proxy solicitation firm, has been retained by the Company to assist in the solicitation of proxies for a fee of $5,000 plus reimbursement of expenses. Brokerage firms and other custodians, nominees or fiduciaries have been requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation will be borne by the Company.

          The Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, is enclosed with this proxy statement, which is first being mailed to stockholders on or about April 17, 1998. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

          The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 31, 1998. As of March 31, 1998, there were 31,538,426 shares of common stock, par value $.01 per share ("Common Stock"), of the Company issued and outstanding. In accordance with Delaware law and the Company's Certificate of Incorporation and Bylaws, each such share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast for or withheld from a nominee for director or those cast for or against the matter to be voted upon are included. Abstentions and broker non-votes are counted only for the purposes of determining whether a quorum is present. During the ten days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available at the principal offices of the Company during ordinary business hours for examination by any stockholder for any purpose germane to the Annual Meeting.

          As of March 31, 1998, the Company had agreed to deliver 17,034,781 shares of its Common Stock on certain future dates for no additional consideration. These shares are not deemed outstanding until actually delivered, and until such date, no rights of ownership (including the right to vote) attach to such shares.

     Based on the records of the Company as of March 31, 1998, the following persons were known by the Company to own beneficially more than 5% of the Common Stock of the Company then outstanding.



                                           AMOUNT AND NATURE
                                              OF BENEFICIAL     PERCENTAGE
                                                OWNERSHIP        OF CLASS
                                         ---------------------  ----------

R. Dale Ross..........................   1,818,428(1)              5.5%
  16825 Northchase Drive, Suite 1300
  Houston, Texas 77060

Russell L. Carson.....................   1,861,432(2)(3)(4)(5)     5.9%
  1 World Financial Center, Suite 3601
  New York, New York  10281
____________________

(1) Consists of options to purchase 1,818,428 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.

(2)  Includes 1,452,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P.
     and 1,017 shares owned by WCA Management Corporation.   Mr. Carson
     disclaims beneficial ownership of such shares that exceed his pecuniary interest therein.
(3) Includes options to purchase 4,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.

(4) Includes 2,933 shares owned by Carson Associates, Inc. Mr. Carson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5) Includes 4,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                 OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial Common Stock ownership, as of March 31, 1998, by (i) each director, director nominee and executive officer of the Company and (ii) all such persons as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares shown to be beneficially owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                           NUMBER OF SHARES       PERCENT OF
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED      COMMON STOCK
------------------------                              ------------------------    ------------
R. Dale Ross........................................   1,818,428(1)                  5.5%
Lloyd K. Everson, M.D...............................     336,166(2)                  1.1%
David S. Chernow....................................      49,373(3)                     *
L. Duane Choate.....................................       4,400(4)                     *
Larry D. Gray.......................................      40,500(5)                     *
R. Allen Pittman....................................      67,753(6)                     *
L. Fred Pounds......................................     304,067(7)                     *
Leo E. Sands........................................     154,716(8)                     *
Russell L. Carson...................................   1,861,432(9)(10)(11)(12)      5.9%
James E. Dalton, Jr.................................           0                        *
Kyle M. Fink, M.D...................................     506,258(10)                 1.6%
Stanley M. Marks, M.D...............................      83,266(13)                    *
Richard B. Mayor....................................      85,454(14)                    *
Magaral S. Murali, M.D..............................     193,684(10)(15)                *
Robert A. Ortenzio..................................      58,997(14)(16)                *
Edward E. Rogoff, M.D...............................      38,007(17)(18)                *
All directors and officers as a group (16 persons)..   5,602,501(19)                16.3%

-------------------
*    Less than one percent.

(1) Consists of options to purchase 1,818,428 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(2) Includes options to purchase 297,864 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(3) Includes options to purchase 12,242 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(4) Includes options to purchase 3,600 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(5) Includes options to purchase 40,000 shares that are currently exercisable or will become exercisable within 60 days after the date hereof.
(6) Includes options to purchase 21,800 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(7) Includes options to purchase 299,770 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(8) Includes options to purchase 97,008 shares of Common Stock that are currently exercisable or will be exercisable within 60 days after the date hereof.
(9) Includes 1,452,154 shares owned by Welsh, Carson, Anderson & Stowe V, L.P. and 1,017 shares owned by WCA Management Corporation. Mr. Carson disclaims beneficial ownership of such shares that exceed his pecuniary interest therein.
(10) Includes options to purchase 4,000 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(11) Includes 2,933 shares owned by Carson Associates, Inc. Mr. Carson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(12) Includes 4,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares.
(13) Dr. Marks is entitled to receive 23,266 shares, 46,530 shares and 116,326 shares of Common Stock on April 1, 1998,

     1999 and 2000, respectively, for no additional consideration. The shares deliverable on April 1, 1998 are included in the table, and those deliverable on April 1, 1999 and 2000 are excluded from the table.
(14) Includes options to purchase 28,000 shares that are currently exercisable or will be exercisable within 60 days after the date hereof.
(15) Dr. Murali is entitled to receive 107,962 and 323,890 shares of Common Stock on April 1, 1998 and 1999, respectively, for no additional consideration. The shares deliverable on April 1, 1998 are included in the table, and the shares deliverable on April 1, 1999 are excluded from the table.
(16) Includes 14,990 shares, owned by Mr. Ortenzio's father, in which Mr. Ortenzio has a remainder interest.
(17) Dr. Rogoff is entitled to receive 72,728 and 218,180 shares of Common Stock on January 31, 1999 and 2000, respectively, for no additional consideration. These shares are excluded from the table.
(18) Includes options to purchase 5,500 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after the date hereof.
(19) Includes options to purchase 2,664,212 shares of Common Stock that are currently exercisable or that will become exercisable within 60 days after the date hereof, and 131,228 shares of Common Stock deliverable within 60 days after the date hereof for no additional consideration.

     The Company is not aware of any contractual arrangement, the operation of which may at a subsequent date result in a change in control of the Company.


                              GENERAL INFORMATION

ROLE OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's business by various reports made at meetings of the Board of Directors and its committees.

     Regular meetings of the Board of Directors are generally held four times per year, and special meetings are scheduled when required. The Board held five meetings during fiscal 1997. Each incumbent director, except Russell Carson, attended in 1997 seventy-five percent or more of the meetings of the Board of Directors and any committee on which such director served.

COMMITTEES OF THE BOARD

     The Audit Committee has the authority and power to act on behalf of the Board of Directors with respect to the appointment of independent accountants for the Company and with respect to authorizing any special audit or audit-related activities that in its discretion are deemed necessary to perform its functions. The committee monitors the audit activities of the Company and its subsidiaries to assure that the Company and its subsidiaries have installed reasonable internal controls, confirms the independence of the Company's independent accountants and reviews the scope of audits and reports. Currently, the members of the committee are Richard B. Mayor and Robert A. Ortenzio, neither of whom is an employee or has a significant relationship with the Company's senior management. Mr. Mayor is the Chairman of the Audit Committee. The Audit Committee met four times during fiscal 1997.

     The Compensation Committee has the authority and power to act on behalf of the Board of Directors with respect to all matters relating to the compensation of employees and directors of the Company or its subsidiaries, including approval of compensation, benefits, incentives and loans to officers or employees. The committee is also charged with ensuring that executive compensation is linked to stockholder value and is consistent with the Company's business strategy and performance. Currently, the members of the committee are Russell L. Carson and Robert A. Ortenzio, neither of whom is an employee or has a significant relationship with the Company's senior management. Mr. Carson is the Chairman of the Compensation Committee. The committee met four times during fiscal 1997. See "Compensation Committee Report on Executive Compensation."

     The Company does not have a nominating committee or a committee performing similar functions.

Compensation of Directors

     Each director of the Company is reimbursed for expenses incurred in attending meetings of the Board of Directors. Each director who is not an employee of the Company receives a director fee of $3,500 per fiscal quarter plus an additional $1,500 per meeting attended. Directors who are not employees of the Company also receive options to purchase shares of the Company's Common Stock under the Company's 1993 Non-Employee Director Stock Option Plan, as amended. See "Proposal 2: Amendments to the Company's 1993 Non-Employee Director Stock Option Plan."

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will elect the ten individuals who are to serve as directors during the coming year. Directors will be elected by the plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The persons named as proxies in the enclosed proxy, unless otherwise directed, intend to vote the shares represented by such proxy for the election of the nominees listed below.

     The following table sets forth, with respect to each nominee, (i) such person's name and age, (ii) the period for which such person has served as a director of the Company, (iii) all positions and offices with the Company currently held by such person and such person's principal occupation over the last five years (including other directorships and business experience) and (iv) the standing committees of the Board of Directors of which such person is a member. Except for James E. Dalton, Jr. and Stanley M. Marks, M.D., each of the nominees is currently a director of the Company. The nominees elected as directors of the Company will serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

NAME, AGE, POSITION AND COMMITTEE MEMBERSHIP                  BUSINESS EXPERIENCE
--------------------------------------------                  -------------------
R. DALE ROSS, age 51                           From April 1990, until joining the Company, Mr. Ross was
Chairman of the Board of Directors and         self-employed.  From December 1982 until April 1990, Mr. Ross was
 Chief Executive Officer since December        employed by HMSS, Inc., a home infusion therapy company.  Mr. Ross
 1992                                          founded HMSS, Inc. and served as its President and Chief Executive
                                               Officer and as a director.

RUSSELL L. CARSON, age 54                      Since 1978, Mr. Carson has been a general partner of Welsh, Carson,
Director since December 1992 (Chairman,        Anderson & Stowe.  Mr. Carson is a director of Health Management
 Compensation Committee)                       Systems, Inc., National Surgery Centers, Inc. and Quorum Health
                                               Group, Inc.

JAMES E. DALTON, JR., age 55                   Mr. Dalton has served as President, Chief Executive Officer and a
Nominee                                        director of Quorum Health Group, Inc. since 1990.  Prior to joining
                                               Quorum, Mr. Dalton served as regional vice president with
                                               HealthTrust, Inc., as division vice president of Hospital
                                               Corporation of America and as regional vice president with HCA
                                               Management Company.  Prior to joining HCA, he held management positions with American MediCorp, Inc., Humana, Inc. and hospitals in Virginia and West Virginia.  He serves on the board of directors of the Nashville Branch of the Federal Reserve Bank of Atlanta,
                                               AmSouth Bank, Housecall Medical Resources, Inc. and The Nashville
                                               Health Care Council.  He also serves on the Board of Trustees of
                                               Universal Health Realty Income Trust and Randolph-Macon College.
                                               Mr. Dalton is a Fellow of the American College of Healthcare
                                               Executives and is on the board of directors and past chairman of the
                                               Federation of American Health Systems.


NAME, AGE, POSITION AND COMMITTEE MEMBERSHIP                  BUSINESS EXPERIENCE
--------------------------------------------                  -------------------
LLOYD K. EVERSON, M.D., age 55                  Dr. Everson received his medical degree from Harvard Medical School
President and Director since November 1993      and his oncology training at Memorial Sloan Kettering National
                                                Cancer Institute.  He is board certified in medical oncology.  Prior to joining the Company, Dr. Everson served as the Medical Director for the Indiana Regional Cancer Center and was President of LKE
                                                Consulting Services.  Dr. Everson has been published widely in the field of oncology and is a member of numerous professional associations, including the American Society of Clinical Oncology,
                                                Association of Community Cancer Centers and the American College of
                                                Physicians.  He also has served as President of the Association of
                                                Community Cancer Centers and as Associate Chairman for Community
                                                Programs for the Eastern Cooperative Oncology Group.

KYLE M. FINK, M.D., age 55                      Dr. Fink obtained his medical degree from Indiana University and his
  Director since December 1992                  oncology training at Memorial Sloan Kettering National Cancer
                                                Institute.  He is board certified in medical oncology.  Since 1975,
                                                Dr. Fink has been a practicing physician and member of Hematology
                                                Oncology Associates, an oncology group in Denver, Colorado that is affiliated with the Company.  Dr. Fink has served on numerous boards and professional societies, and has been a member of the Board of
                                                Directors of Presbyterian St. Luke's Medical Center in Denver,
                                                Colorado since 1991.

STANLEY M. MARKS, M.D., age 50                  Dr. Marks obtained his medical degree from the University of
Nominee                                         Pittsburgh School of Medicine and additional training at Peter Bent
                                                Brigham Hospital, Harvard Medical School and Sidney Farber Cancer
                                                Center.  Dr. Marks is a member of numerous professional societies, including the American Society of Hematology and the American
                                                Society of Clinical Oncology.  Dr. Marks is a practicing physician in Pittsburgh, Pennsylvania with Oncology-Hematology Associates, a physician group affiliated with the Company since April 1995.

RICHARD B. MAYOR, age 64                        Mr. Mayor has been a partner in the Houston law firm of Mayor, Day,
Director since February 1993                    Caldwell & Keeton, L.L.P. since its formation in February 1982.
(Chairman, Audit Committee)                     Mayor, Day, Caldwell & Keeton, L.L.P. serves as outside legal counsel to the Company.

MAGARAL S. MURALI, M.D., age 54 Director        Dr. Murali obtained his medical degree from Madras Medical College,
 since April 1994                               Madras, India, and his hematology/oncology training at Long Island
                                                Jewish/Hillside Medical Center and Catholic Medical Center.  He is
                                                board certified in hematology and medical oncology.  Since 1978, Dr.
                                                Murali has been a practicing physician affiliated with Oncology and
                                                Hematology Associates, a physician group affiliated with the Company in Indianapolis, Indiana.

ROBERT A. ORTENZIO, age 41                      Mr. Ortenzio has been President and Chief Operating Officer of
Director since December 1992                    Select Medical Corporation since February 1997.  Prior to that time,
(Member, Audit Committee; Member,               Mr. Ortenzio was a co-founder and President of Continental Medical
 Compensation Committee)                        Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare
                                                Corporation, and served in various capacities at Continental Medical
                                                Systems, Inc. since February 1986.  Mr. Ortenzio is currently a


NAME, AGE, POSITION AND COMMITTEE MEMBERSHIP                  BUSINESS EXPERIENCE
--------------------------------------------                  -------------------
                                                director of Concentra Managed Care, Inc. and Centennial Healthcare
                                                Corp.

EDWARD E. ROGOFF, M.D., age 55                  Dr. Rogoff obtained his medical degree from the State University of
Director since July 1995                        New York, Downstate Medical School, and his training in radiation oncology from Memorial Sloan Kettering Cancer Center.  He is board certified in radiation oncology.  Since 1978, Dr. Rogoff has been affiliated with Southwest Radiation Oncology, Ltd., an oncology group in Tucson, Arizona managed by the Company since January 1995.
                                                Dr. Rogoff is a member of numerous professional societies, including
                                                American Society of Therapeutic Radiology and Oncology and the
                                                American Society of Clinical Oncology.

  Management of the Company has no reason to believe that any of the above nominees will be unavailable or unwilling to serve as director. However, in the event any of the above nominees should become unavailable or unwilling to serve if elected, proxies will be voted for the election of substitute nominees selected by the Board of Directors.

  THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                               EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the Company's current executive officers.


         NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE
--------------------------------------                          -------------------
R. DALE ROSS, age 51                         From April 1990, until joining the Company, Mr. Ross was
   Chairman of the Board of Directors        self-employed.  From December 1982 until April 1990, Mr. Ross was
    and Chief Executive Officer since        employed by HMSS, Inc., a home infusion therapy company.  Mr. Ross
    December 1992                            founded HMSS, Inc. and served as its President and Chief Executive
                                             Officer and as a director.

LLOYD K. EVERSON, M.D., age 55               Dr. Everson received his medical degree from Harvard Medical School
   President since November 1993             and his oncology training at Memorial Sloan Kettering National
                                             Cancer Institute.  He is board certified in medical oncology.
                                             Prior to joining the Company, Dr. Everson served as the Medical
                                             Director for the Indiana Regional Cancer Center and was President
                                             of LKE Consulting Services.  Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations, including the American Society of Clinical Oncology,
                                             Association of Community Cancer Centers and American College of
                                             Physicians.  He also has served as President of the Association of
                                             Community Cancer Centers and as Associate Chairman for Community
                                             Programs for the Eastern Cooperative Oncology Group.

DAVID S. CHERNOW, age 40                     From March 1992 until joining the Company, Mr. Chernow was a Real
   Vice President of Corporate               Estate Development Consultant at Hematology Oncology Associates, an
    Development and Chief Development        oncology group affiliated with the Company in Denver, Colorado.
    Officer since January 1993               From March 1990 until March 1992, he was employed by Lamar
                                             Companies, a real estate investment company


         NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE
--------------------------------------                          -------------------
                                             located in Denver, as Vice President of Operations.

L. DUANE CHOATE, age 39                      Mr. Choate has been employed by the Company in various finance
   Vice President of Financial Operations    positions since March 1993.  From 1991 to 1993, Mr. Choate was
    since March 1996                         employed by Discovery Group, Inc., a direct marketing company, as
                                             President.  From October 1984 until April 1990, he was employed by
                                             HMSS, Inc., in various finance positions.

LARRY D. GRAY, age 47                        From April 1996 until April 1997, Mr. Gray was President and Chief
   Chief Operating Officer since April       Executive Officer of FHP of California, a wholly owned subsidiary
    1997                                     of FHP International, a health care company.  From March 1993 to
                                             January 1996, Mr. Gray was President and Chief Executive Officer of
                                             Health Visions Corporation, a health care company.  From January
                                             1987 to March 1993, Mr. Gray was President and Chief Executive
                                             Officer of CareAmerica Health Plans, Inc., a health care company.

R. ALLEN PITTMAN, age 50                     From May 1991 until joining the Company, Mr. Pittman was employed
   Vice President of Corporate Services      as Vice President of Human Resources by Option Care, Inc., a
    since January 1993                       national home infusion therapy franchisor.  From November 1987 until April 1991, Mr. Pittman was employed by HMSS, Inc., where he served as Vice President of Human Resources.

L. FRED POUNDS, age 50                       From June 1990 until joining the Company, Mr. Pounds was principal
   Vice President of Finance, Chief          of Pounds & Associates, a health care consulting company.  From
    Financial Officer and Treasurer          January 1987 to May 1990, Mr. Pounds was President and Chief
    since January 1993                       Operating Officer of Avanti Health Systems, Inc., a managed care and physician practice management company. From September 1969 to
                                             January 1987, Mr. Pounds was employed by Price Waterhouse LLP in various positions, including partner in charge of the Southwest
                                             Area Health Care Group.

LEO E. SANDS, age 50                         From July 1991 until joining the Company, Mr. Sands was principal
  Vice President of Planning, Chief          of Altech, Inc., a health care consulting company.  From March 1983
   Compliance   Officer and Secretary        to April 1986 and from May 1988 to June 1991, Mr. Sands was
   since November 1992                       employed by HMSS, Inc., in various positions and ultimately served as Vice President of Business Development of HMSS Infusion
                                             Affiliates, Inc.


COMPENSATION OF EXECUTIVE OFFICERS

  The following tables set forth (i) the aggregate amount of remuneration paid by the Company for the three fiscal years ended December 31, 1997 to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of Common Stock that are subject to options granted to such individuals and the hypothetical value thereof assuming specified annual rates of Common Stock price appreciation and
(iii) the value at the end of the last fiscal year of all stock options held by such individuals.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                         ANNUAL COMPENSATION            COMPENSATION
                              ----------------------------------------  ------------
                                                                           COMMON
                                                                           STOCK
                              FISCAL                                     UNDERLYING
NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS      OTHER     OPTIONS
                              ------     --------  --------   --------  ------------
R. Dale Ross.................  1997      $399,000  $      0          0  200,000
  Chairman of the Board,       1996      $350,000  $      0          0        0(1)
  Chief Executive Officer      1995      $250,000  $129,000          0  450,479
  and Director

Lloyd K. Everson, M.D........  1997      $334,875  $      0          0  175,000
  President and Director       1996      $293,750  $      0          0        0(2)
                               1995      $250,000  $150,000          0  286,402

L. Fred Pounds...............  1997      $274,986  $      0          0  100,000
  Chief Financial Officer      1996      $239,119  $      0          0        0(3)
                               1995      $193,809  $ 72,450          0  106,794

Larry D. Gray (4)............  1997      $215,961  $      0   $ 31,953  200,000
  Chief Operating Officer      1996             -         -          -        -
                               1995             -         -          -        -

David S. Chernow.............  1997      $200,000  $      0          0  100,000
  Chief Development Officer    1996      $135,000  $ 42,800          0   60,000
                               1995      $107,000  $ 40,000          0   20,000

--------------
(1) Options to purchase 17,000 shares were granted to Mr. Ross on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996.
(2) Options to purchase 4,200 shares were granted to Dr. Everson on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996.
(3) Options to purchase 8,800 shares were granted to Mr. Pounds on March 20, 1996, but were subsequently surrendered and canceled on November 7, 1996.
(4) Mr. Gray commenced employment with the Company in April 1997, and the amounts listed consist of the actual amounts paid to Mr. Gray in 1997, including relocation expenses of $31,953.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997


                                            INDIVIDUAL GRANTS
                        -------------------------------------------------------
                                     % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                          NUMBER OF    OPTIONS                                      AT ASSUMED ANNUAL RATES OF
                         SECURITIES  GRANTED TO                                      STOCK PRICE APPRECIATION
                         UNDERLYING  EMPLOYEES   EXERCISE                                 FOR OPTION TERM
                          OPTIONS    IN FISCAL   PRICE PER         EXPIRATION      -----------------------------
NAME                      GRANTED        YEAR     SHARE(1)            DATE              5%               10%
------                  ----------   ----------  ---------     ----------------    ------------       ----------

R. Dale Ross...........   200,000        15%        $15.71      August 14, 2007      $5,117,987       $8,149,539

Lloyd K. Everson, M.D..   175,000        13.2%      $15.71      August 14, 2007      $4,478,239       $7,130,846

L. Fred Pounds.........   100,000        7.5%       $15.71      August 14, 2007      $2,558,993       $4,074,769

Larry D. Gray..........   200,000        15%        $ 8.70      April 16, 2007       $2,834,277       $4,513,112

David S. Chernow.......   100,000        7.5%       $10.56      February 13, 2007    $1,720,113       $2,738,992

------------
(1) The exercise price per share for each option granted in 1997 is the market value of the Company's Common Stock as of the date such option was granted, as determined in accordance with the 1993 Key Employee Stock Option Plan.



         1997 OPTION EXERCISES AND DECEMBER 31, 1997 OPTION VALUE TABLE

                                                   NUMBER OF SECURITIES                VALUE OF
                                                  UNDERLYING UNEXERCISED        UNEXERCISED IN-THE-MONEY
                                                OPTIONS AT FISCAL YEAR END    OPTIONS AT FISCAL YEAR END(1)
                     SHARES ACQUIRED    VALUE   --------------------------    -----------------------------
NAME                   ON EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                 --------------- ---------  -----------  -------------    -------------  --------------
R. Dale Ross............   20,000    $   330,800  2,218,428     200,000         $28,105,240    $   58,000

Lloyd K. Everson, M.D...  297,600    $ 3,853,351    497,864     175,000         $ 5,730,299    $   50,750

L. Fred Pounds..........        0    $    -         261,691     294,721         $ 3,481,926    $2,469,751

Larry D. Gray...........        0    $    -               0     200,000         $         0    $1,460,000

David S. Chernow........   15,240    $   242,277     12,000     171,242         $    86,520    $  890,080

_______________
(1) Based upon a closing price of the Company's Common Stock on December 31, 1997, as reported by The Nasdaq Stock Market, of $16.00 per share.

401(K) PLAN

  Effective January 1, 1994, the Company adopted a 401(k) plan (the "401(k) Plan") covering substantially all employees who have completed six months of service. The 401(k) Plan is administered by the Company and permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the Internal Revenue Code, as amended. Company contributions to the 401(k) Plan are permitted, but are not required. No contributions have been made by the Company to date.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

  The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  In 1997, the Compensation Committee was comprised of Russell L. Carson, Robert
A. Ortenzio and Leonard M. Riggs, Jr., M.D., none of whom was employed by the Company. The Compensation Committee is currently comprised of Messrs. Carson and Ortenzio.

  Committee Charter. The Committee's charter provides that the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Compensation Committee's responsibilities include ensuring that executive compensation is linked to stockholder value and is consistent with the Company's business strategy and performance. Each member of the Compensation Committee must be a "non-employee director," as defined under rules adopted under Section 16 of the Securities Exchange Act of 1934, as amended, and must be an "outside director," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. Committee members and the Chairman serve at the pleasure of the Board of Directors.

  The Compensation Committee is expected to counsel the chief executive officer regarding employment and compensation matters; develop, review, evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements; review and approve discretionary grants and the terms thereof under the Company's stock option plans and report to stockholders in the proxy statement on the Company's compensation policies. In carrying out its duties, the committee may retain outside consultants, although it did not do so in 1997. The committee reports and makes recommendations to the Board of Directors.

  Compensation Policy for Officers. The Company hopes to select and retain high-quality, talented individuals to serve as officers and employees of the Company. To that end, the compensation offered by the

Company is designed to be competitive and to reward superior individual and Company performance with superior levels of compensation. The principal components of the executive compensation program are base salary, cash bonus compensation and stock-based, longer-term incentives. Base salary levels are intended to be competitive and are based upon the executive's background, qualifications and job performance at the Company. Cash bonuses are awarded based upon achievement of individual and Company goals.

  Stock-based incentives are used to reward officers and to motivate them to achieve the Company's longer-term goals. The Company has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so.
Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no pre-determined performance criteria are utilized. During the fiscal year ended December 31, 1997, the Committee awarded stock options to selected officers and key employees under the 1993 Key Employee Stock Option Plan.

  By relying on long-term stock-based compensation, the Company puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of the Company. Furthermore, each executive's personal net worth may increase with any long-term appreciation of the Company's stock. In this manner, the Company seeks to align the long-term interests of its executive officers with the interest of the Company and its stockholders.

  For 1998 the Committee intends to continue its present performance-based compensation strategy. Our compensation philosophy will continue to reward performance for executive and broad-based employees tied to both corporate goals and individual benchmarks.

  Compensation of the Chief Executive Officer. The Chief Executive Officer's salary in 1997 was based upon the Compensation Committee's evaluation of his performance and the Company's performance. He did not receive a bonus during 1997.

  Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to the Company's peer group. Measurements used to evaluate the Chief Executive Officer include stock price performance and development of sound strategic, operating and expansion plans.

  Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid with respect to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under the Company's compensation policy.

                                   Russell L. Carson, Chairman
                                   Robert A. Ortenzio

                               PERFORMANCE GRAPH

  The following graph compares the value as of December 31, 1995, December 31, 1996 and December 31, 1997 of $100 invested on June 13, 1995, the date of the Company's initial public offering of its Common Stock (the "IPO"), in each of
(a) the Company's Common Stock; (b) the CRSP Index for the Nasdaq Stock Market; and (c) the CRSP Index for Nasdaq Health Services Stocks, in each case assuming reinvestment of all dividends.


                     COMPARISON OF TOTAL STOCKHOLDER RETURN


                             [GRAPH APPEARS HERE]


                             June 13, 1995  DECEMBER  DECEMBER  DECEMBER
                                            31, 1995  31, 1996  31, 1997
                             -------------  --------  --------  --------
AOR(1)                          100          173.66     73.21    114.29
Nasdaq Stock Market Index       100          113.41    139.49    171.17
Nasdaq Health Services Index    100          134.68    134.75    137.18
-----------
(1) Total return for AOR assumes a purchase price for the Company's Common Stock on June 13, 1995 of $14.00, which was the closing price of the Company's Common Stock, as reported on the Nasdaq Stock Market, on such date. The price to the public in the IPO on such date was $10.50. In each case such prices have been adjusted to reflect the two-for-one stock split of the Company's Common Stock that was effected as a stock dividend on June 10, 1996.

                    PROPOSAL 2:  AMENDMENTS TO THE COMPANY'S
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          The Company's Board of Directors has adopted, subject to approval by the stockholders of the Company, amendments to the Company's 1993 Non-Employee Director Stock Option Plan (as amended, the "Director Plan") (i) providing for a grant to each director who is an Eligible Director (a director who is not an officer or employee of the Company or any subsidiary) and who has not previously been elected by the stockholders to the Board of Directors, at the time of his or her election, of an option to purchase 5,000 shares of the Company's Common Stock, at a price determined in accordance with the Director Plan; (ii) increasing the amount of the automatic annual grant to each other Eligible Director from an option to purchase 2,000 shares to an option to purchase 3,000 shares, at a price determined in accordance with the Director Plan; and (iii) providing for an additional automatic annual grant to each Eligible Director of an option to purchase 1,000 shares for each Board committee that such Eligible Director is appointed to. If the ten nominees to the Board of Directors are elected, there would be eight Eligible Directors, two of whom would have not previously been elected to the Board of Directors. The text of the Amendments is attached hereto as Exhibit A.

Amendment to Provide for Grant to New Directors

          The first proposed amendment to the Director Plan would provide for a grant to each director who is an Eligible Director and who has not previously been elected by the stockholders to the Board of Directors, at the time of his or her election, of an option to purchase 5,000 shares of the Company's Common Stock. The number of shares subject to this grant would be adjusted as more fully described in the Director Plan to reflect changes in the Company's capital stock, such as stock splits or recapitalizations. Such options would be exercisable for a purchase price equal to the fair market value (as defined in the Director Plan) of shares subject to the option on the date the option is granted, and would be fully exercisable six months from the date of grant.
Under the Director Plan as currently in effect, a new director would be eligible to receive an option to purchase 2,000 shares.

Amendment to Increase the Amount of the Automatic Annual Grant

          The second proposed amendment to the Director Plan would increase the amount of the automatic annual grant to each Eligible Director who has previously been electd by the stockholders to serve on the Board of Directors from an option to purchase 2,000 shares to an option to purchase 3,000 shares of the Company's Common Stock. The option would be granted to such Eligible Director on the date of the annual meeting of stockholders at which such Eligible Director is elected. The number of shares subject to this grant would be adjusted as more fully described in the Director Plan to reflect changes in the Company's capital structure, such as stock splits or recapitalizations.
Such options would be exercisable for a purchase price equal to the fair market value (as defined in the Director Plan) of shares subject to option on the date the option is granted, and would be fully exercisable six months from the date of grant.

Amendment to Provide for Automatic Grant for Service on Board Committees

          The third proposed amendment would provide for an additional automatic annual grant of an option to purchase 1,000 shares of Common Stock to each Eligible Director who is appointed to serve on a committee of the Board of Directors for each such committee to which such Eligible Director is appointed. Currently, there are two committees, the Audit Committee and the Compensation Committee. The option would be granted on the date on which the Eligible Director is appointed to a committee, typically the first meeting of the Board of Directors following the annual meeting of stockholders. The number of shares subject to this grant would be adjusted as more fully described in the Director Plan to reflect changes in the Company's capital structure, such as stock splits or recapitalizations. Such options would be exercisable for a purchase price equal to the fair market value (as defined in the Director Plan) of shares subject to option on the date the option is granted, and would be fully exercisable six months from the date of grant.

          The purposes of the Director Plan are to provide an additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors, and committees thereof, of the Company and to enhance the future growth of the Company by furthering such persons' identification with the interests of the Company and its stockholders.


DESCRIPTION OF THE DIRECTOR PLAN

          The following is a description of the Director Plan, as amended by the proposed amendments.

          The Company's Director Plan was adopted by the Board of Directors in June 1993 and by the Company's stockholders in February 1994. The Director Plan provides for the automatic grant of options to each director of the Company who is not an employee or officer of the Company. On the date of each Annual Meeting of Stockholders of the Company after January 1, 1998, each Eligible Director elected at such meeting will receive a grant of options to purchase 3,000 shares of the Company's Common Stock, unless such Eligible Director had not previously been elected by the stockholders to serve on the Company's Board of Directors, in which case the Eligible Director would receive an option to purchase 5,000 shares of Common Stock. In addition, each Eligible Director who is appointed to a Board committee would receive an option to purchase 1,000 shares of Common Stock for each such committee to which such Eligible Director is appointed. The purchase price of shares subject to stock options granted pursuant to the Director Plan must be the fair market value (as defined in the Director Plan) of the shares on the date the option is granted. The number of shares subject to stock options granted pursuant to the Director Plan is subject to adjustment in the event of a subdivision or consolidation of shares, other capital readjustment or payment of a stock dividend. Each stock option granted under the Director Plan has a term of ten years from its grant date. The exercise price of an option may be paid in cash, in shares of Common Stock or in a combination thereof. If the termination of directorship occurs by reason of death of an Eligible Director, all unexercised stock options become immediately exercisable and may be exercised until one year from the date of death or until the earlier expiration of the stock option. If the termination of a directorship occurs other than by reason of death of the Eligible Director, all unexercised options expire three months following the termination of the directorship, unless the stock option terminates earlier pursuant to the Director Plan. Pursuant to the Director Plan, as of the date hereof, options to purchase an aggregate of 100,000 shares of Common Stock have been granted to the Eligible Directors at a weighted average exercise price of $5.48 per share. Under the Director Plan, a total of 200,400 shares of Common Stock are authorized for issuance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The Director Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code, as amended (the "Code"). Options granted under the Director Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Director Plan an "employee stock purchase plan," under Sections 422 through 424 of the Code. Recipients of options under the Director Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of Common Stock on such date exceeds the exercise price of the options.

          The Company is authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the Director Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. The Company will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

                          Director Plan Benefits Table

          It is expected that the following grants would be made under the Director Plan, as amended, during fiscal 1998:


NAME AND POSITION                    TOTAL SHARES UNDERLYING OPTION GRANTS (1)
-----------------                    -----------------------------------------

Non-Executive Directors as a group                    34,000
_____________
(1) No dollar value or exercise price is assigned to the stock options because the exercise price will be the fair market value of the underlying Common Stock of the Company on the date of grant.

REQUIRED VOTE

          Approval of the proposed amendments to the Company's 1993 Non-Employee Director Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                    PROPOSAL 3:  AMENDMENT TO THE COMPANY'S
                      1993 KEY EMPLOYEE STOCK OPTION PLAN

          The Company's Board of Directors has adopted, subject to approval by the stockholders of the Company, an amendment to the Company's 1993 Key Employee Stock Option Plan (as amended the "Key Employee Plan") amending the Key Employee Plan to increase the number of shares available for grants under the Key Employee Plan from 7% of the Company's outstanding Common Stock (including, for purposes of such calculation, shares to be issued to affiliated physicians at specified future dates) to 10% of the Company's outstanding Common Stock (including, for purposes of such calculation, shares to be issued to affiliated physicians at specified future dates). As of March 31, 1998, the Company had 31,538,426 shares of Common Stock issued and outstanding, and had agreed to deliver 17,034,781 shares of its Common Stock to its affiliated physicians at certain future dates for no additional consideration. Thus, if this amendment to the Key Employee Plan is approved, then as of March 31, 1998, 4,857,321 shares of Common Stock would be reserved for grants of options. As of March 31, 1998, options to purchase 2,861,014 shares of Common Stock have been granted under the Key Employee Plan, all of which are nonqualified options, with a weighted average exercise price of $10.09. The text of the amendment is attached hereto as Exhibit B.

DESCRIPTION OF THE KEY EMPLOYEE PLAN

          The following is a description of the Key Employee Plan, as amended by the proposed amendment.

          The Key Employee Plan was adopted by the Board of Directors in March 1993 and approved by the Company's stockholders in February 1994. The Key Employee Plan provides for the grant of nonqualified stock options and incentive stock options to employees (including officers who may be members of the Board of Directors) of the Company and its subsidiaries, with the number of shares of Common Stock available for such stock options equal to 10% of the shares of Common Stock outstanding (including shares to be issued to affiliated physicians at specified future dates) at the time of any such grant.

          The Key Employee Plan is administered by the Compensation Committee. The Compensation Committee is authorized, subject to the terms of the Key Employee Plan, to adopt rules and regulations for carrying out the Key Employee Plan, to select eligible participants and to determine all appropriate terms and conditions of the grant of options thereunder, with the decisions of the Compensation Committee binding on the Company and the participants under the Key Employee Plan.

          The Key Employee Plan provides for the grant of both "incentive stock options" ("ISOs") under the Code, and non-qualified stock options to acquire shares of Common Stock. ISOs may not be granted with an exercise prices less than 100% of the fair market value per share of Common Stock at the date of grant, and non-qualified options may not be granted with an exercise price less than 85% of the fair market value per share of Common Stock at the date of grant. The exercise price of an option may be paid in cash, in shares of Common Stock or in a combination thereof. Vested options may be exercised during the participant's continued employment with the Company and for a period expiring on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) 30 days following termination of such employment, unless the participant's employment is terminated for cause, in which case vested options terminate at 12:01 a.m. on the date of the participant's termination, or by reason of death, disability or retirement. If the participant's employment is terminated by reason of death, disability or retirement, any vested nonqualified options expire on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) one year after such termination of employment as a result of death, disability or retirement. If the participant's employment is terminated by reason of death, disability or retirement, any ISOs terminate on the same schedule as nonqualified options, except such options terminate three months after death, disability or retirement instead of one year. In the event of a participant's death or disability, 50% of all shares covered by stock options that are not vested as of the date of such event may be exercised fully and immediately without regard to vesting schedules for the terms described above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The Key Employee Plan is not a qualified plan under Section 401(a) of the Code. To date, all options granted under the Key Employee Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Key Employee Plan an "employee stock purchase plan," under Sections 422 through 424 of the Code. Recipients of such nonqualified options under the Key Employee Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of Common Stock on such date exceeds the exercise price of the options.

          The Company is authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares upon exercise of such nonqualified options issued under the Key Employee Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. The Company will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

REQUIRED VOTE

          Approval of the proposed amendment to the Key Employee Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 KEY EMPLOYEE STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

              PROPOSAL 4:  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The accounting firm of Price Waterhouse LLP has been the Company's independent accountants since 1992, and the Board of Directors desires to continue the services of this firm for the fiscal year ending December 31, 1998. The Board of Directors, upon recommendation of the Audit Committee, has reappointed Price Waterhouse LLP to audit the consolidated financial statements of the Company and its subsidiaries for fiscal 1998 and report thereon.
Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of the Company's financial controls and reporting. In the event the stockholders do not approve such appointment, the Audit Committee and Board will reconsider such appointment.

          Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

REQUIRED VOTE

          Ratification of the appointment of Price Waterhouse LLP as independent accountants of the Company requires the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) on the proposal if a quorum is present.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that all forms required to be filed during 1997 or relating to 1997 transactions under Section 16 were so filed, except as follows: (i) Magaral S. Murali failed to file a Form 4 to report a sale of Common Stock (which was subsequently corrected on Dr. Murali's Form 5); and (ii) Andrew Paul (a director during 1997) and Russell Carson each failed to timely file the Form 5 for 1997 transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company does not believe that any of the transactions described below were made on terms less favorable to the Company than those that would have been available from unaffiliated parties and does not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

AFFILIATED PHYSICIAN GROUP TRANSACTIONS

          Dr. Fink, a director of the Company, is a practicing physician with Hematology Oncology Associates, a physician group affiliated with the Company since November 1992. During fiscal 1997, the Company recognized revenue of approximately $15,476,000 from HOA. In addition, the Company leases office space from an entity affiliated with Dr. Fink. Payments under this lease were approximately $528,000 in 1997.

          Dr. Marks, a nominee for director of the Company, is a practicing physician with Oncology-Hematology Associates, a physician group affiliated with the Company since April 1995. During fiscal 1997, the Company recognized revenue of approximately $22,599,000 from Oncology-Hematology Associates.

          Dr. Murali, a director of the Company, is a practicing physician with Oncology and Hematology Associates, Inc., a physician group affiliated with the Company since April 1994. During fiscal 1997, the Company recognized revenue of approximately $12,203,000 from Oncology and Hematology Associates, Inc.

          Dr. Rogoff, a director of the Company, is a practicing physician with Southwestern Radiation Oncology, Ltd., a physician group affiliated with the Company since January 1995. During fiscal 1997, the Company recognized revenue of $4,216,000 from Southwestern Radiation Oncology, Ltd. In addition, the Company leases office space from an entity affiliated with Dr. Rogoff. Payments under this lease were approximately $190,000 in 1997.

LEGAL SERVICES

          Richard B. Mayor, a director of the Company, is a partner of Mayor, Day, Caldwell & Keeton, L.L.P., the Company's principal outside legal counsel.

                         PROPOSALS OF SECURITY HOLDERS

          Proposals that stockholders of the Company intend to present for inclusion in the proxy statement with respect to the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 1, 1998.

                                    GENERAL

          As of the date of this statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the meeting other than the election of directors, the amendments to the Company's 1993 Non-Employee Director Stock Option Plan, the amendment to the 1993 Key Employee Stock Option Plan and the ratification of the appointment of the Company's independent auditors. With respect to any other business that may properly come before the meeting or any adjournment thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

                                        By Order of the Board of Directors,



                                        R. DALE ROSS
                                        Chairman of the Board and
                                        Chief Executive Officer

Dated:  April 16, 1998



          THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO PHILLIP H. WATTS, VICE PRESIDENT & GENERAL COUNSEL, AMERICAN ONCOLOGY RESOURCES, INC., 16825 NORTHCHASE DRIVE, SUITE 1300, HOUSTON, TEXAS, 77060.

                                                                       EXHIBIT A


              AMENDMENTS TO THE AMERICAN ONCOLOGY RESOURCES, INC.
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          The Board of Directors of the Company adopted the American Oncology Resources, Inc. 1993 Non-Employee Director Stock Option Plan (the "Director Plan") in June 1993, and the Company's stockholders approved the Director Plan in February 1994. Amendments to the Director Plan were approved by the Company's stockholders in May 1996. In February 1998, the Board determined that the Director Plan be amended as follows, subject to and effective upon approval by the Company's stockholders. Capitalized terms not otherwise defined in this Amendment to the Director Plan have the meanings assigned thereto in the Director Plan.

     Section III of the Director Plan is hereby amended to read in its entirety as follows:

     "III. Grant of Stock Options; Option Price; Vesting Schedule

     (a) Options will be granted only to individuals who are Eligible Directors of the Company.

     (b) On the date of each annual meeting of stockholders of the Company after January 1, 1998, each Eligible Director elected at such annual meeting who has not previously been elected by the stockholders to serve on the Company's Board of Directors shall receive, without the exercise of the discretion of any person or persons, an option to purchase 5,000 shares of Common Stock.

     (c) On the date of each annual meeting of stockholders of the Company after January 1, 1998, each Eligible Director elected at such annual meeting who has previously been elected by the stockholders to serve on the Company's Board of Directors shall receive, without the exercise of the discretion of any person or persons, an option to purchase 3,000 shares of Common Stock.

     (d) After January 1, 1998, on the date of each meeting of the Board of Directors at which any member to any committee of the Board of Directors is appointed, each Eligible Director appointed at such meeting to any such committee shall receive, without the exercise of the discretion of any person or persons, an option to purchase 1,000 shares of Common Stock for each such committee to which such Eligible Director is appointed.

     (e) All Options granted under the Director Plan shall be at the Option price set forth in the following subsection (f), shall be subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII and shall vest in the manner set forth in subsection
     (g) below. All Options granted under the Plan shall be evidenced by a written option agreement.

     (f) The purchase price of Shares issued under each Option shall be the Fair Market Value of Shares subject to the Option on the date the Option is granted.

     (g) Except to the extent otherwise provided herein, each Option granted under this Article III shall vest and be exercisable as to all the Shares covered thereby six months after the effective date of the grant of such Option."

                                                                       EXHIBIT B


               AMENDMENT TO THE AMERICAN ONCOLOGY RESOURCES, INC.
                      1993 KEY EMPLOYEE STOCK OPTION PLAN

          The Board of Directors of the Company adopted the American Oncology Resources, Inc. 1993 Key Employee Stock Option Plan (the "Key Employee Plan") in March 1993, and the Company's stockholders approved the Key Employee Plan in February 1994. Amendments to the Key Employee Plan were approved by the Company's stockholders in May 1997. In February 1998, the Board determined that the Key Employee Plan be amended as follows, subject to, and to be effective upon, approval by the Company's stockholders. Capitalized terms not otherwise defined in this Amendment to the Key Employee Plan have the meanings assigned thereto in the Key Employee Plan.

          The Key Employee Plan is hereby amended as follows:

          The first sentence of Section 5 of the Key Employee Plan is hereby amended to read in its entirety as follows:

          "The number of shares of Common Stock available for Stock Options shall equal 10% of the sum of the Company's outstanding Common Stock as of the effective date of the Key Employee Plan plus the number of shares of Common Stock issued by the Company after such effective date (including, solely for determining the number of shares available for Stock Options, shares of Common Stock agreed to be issued to physicians (or their affiliates) in connection with such physicians' (or their affiliates') direct or indirect agreement to enter into a long-term management agreement with the Company (or a subsidiary thereof)), provided, however, that the number of shares available for Incentive Stock Options shall not exceed 375,888 shares; and provided, further, however, that all outstanding and previously exercised Stock Options shall be applied against the number of shares of Common Stock available under the Plan."

                                                        FRONT SIDE OF PROXY
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
AMERICAN ONCOLOGY RESOURCES, INC.      ANNUAL MEETING MAY 14, 1998       PROXY NO.              SHARES IN YOUR NAME



The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of
American Oncology Resources, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held Thursday, May 14, 1998, or any adjournment thereof.

                                                                         Dated:______________________________________, 1998
                                                                         _______________________________________________________
                                                                         _______________________________________________________
                                                                         _______________________________________________________
                                                                         _______________________________________________________
                                                                         Signature(s) of Stockholder(s)

                                                                         (Please sign exactly as shown hereon. Executors,
                                                                         administrators, guardians, trustees, attorneys, and
                                                                         officers signing for corporations should give full title.
                                                                         If a partnership or jointly owned, each owner should sign.)
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                                                        BACK SIDE OF PROXY
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AMERICAN ONCOLOGY RESOURCES, INC.      ANNUAL MEETING MAY 14, 1998                                         CONTINUED FROM OTHER SIDE

This proxy will be voted in the manner directed herein and in accordance with the accompanying proxy statement. Receipt of the proxy statement and the annual report for the fiscal year ended December 31, 1997, is hereby acknowledged. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, which are being proposed by the Board of Directors.

1.        ELECTION OF TEN DIRECTORS:
          Nominees:   Russell L. Carson, James E. Dalton, Jr., Lloyd K. Everson, M.D., Kyle M. Fink, M.D., Stanley M. Marks, M.D.,
                      Richard B. Mayor, Magaral S. Murali, M.D., Robert A. Ortenzio, Edward E. Rogoff, M.D., and R. Dale Ross

          (Mark only one)
          [_]      VOTE FOR all nominees listed, except as marked to the contrary above (if any).
                           (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).

          [_]  WITHHOLD AUTHORITY to vote for all nominees listed above.
2.        APPROVAL OF  AMENDMENTS TO THE COMPANY'S 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
          [_]  FOR     [_]  AGAINST    [_]  ABSTAIN
3.        APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 KEY EMPLOYEE STOCK OPTION PLAN
          [_]  FOR     [_]  AGAINST    [_]  ABSTAIN
4.        RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS
          [_]  FOR     [_]  AGAINST    [_]  ABSTAIN
5.        In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 ________________________________________________________________
                                |             PLEASE MARK, DATE AND SIGN THIS PROXY              |
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